EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements of Cemtrex, Inc. on Form S-3 dated July 21, 2020, and Form S-8 dated August 17, 2020 of our report dated December 28, 2023, with respect to our audits of the consolidated financial statements Cemtrex, Inc. as of September 30, 2023 and 2022 and for each of the years in the two-year period ended September 30, 2023, appearing in this Current Report on Form 10-K.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

December 28, 2023